UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 20, 2003

Action Products International, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-13118	59-2095427
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

390 N. Orange Ave., Suite 2185

Orlando, Florida

(Address of principal executive office, including zip code)

(407) 481-8007

(Telephone number, including area code)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.
(a)	Financial Statements of Business Acquired: None
(b)	Pro Forma Financial Information: None
(c)	Exhibits:

Exhibit No.	Description
99.1	Press Release dated October 20, 2003, announcing net profit for the quarter ended September 30, 2003 (furnished pursuant to Item 12 of Form 8-K, under Item 9 of this report.)

Item 9. Regulation FD Disclosure.

The information furnished under this Item 9 “Regulation FD Disclosure” is intended to be furnished under Item 12 “Results of Operations and Financial Condition”. On October 20, 2003, the Registrant issued a press release announcing an anticipated increase in net profit for the quarter ending September 30, 2003 compared to the quarter ended June 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ACTION PRODUCTS INTERNATIONAL, INC.
By: /s/ ROBERT L. BURROWS
Robert L. Burrows Chief Financial Officer

Date: October 20, 2003